Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

30 October 2024

Matter No.: 344165

+1 441 298 7859

Chiara.Nannini@conyers.com

Nabors Industries Ltd.

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Dear Sir/Madam,

Re: Nabors Industries Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-4 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 30 October 2024 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 4,800,000 common shares of the Company, par value $0.05 per share (the “Common Shares”), issuable as consideration in the “merger” (as defined in the Registration Statement) pursuant to the terms of an Agreement and Plan of Merger providing for the combination of the Company and Parker Drilling Company.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement.

We have also reviewed:

1.1.	a copy of the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 30 October 2024;

1.2.	written resolutions of its directors dated 14 October 2024, certified by the Assistant Secretary of the Company on 28 October 2024 (together, the “Resolutions”); and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, and other documents reviewed by us;

2.4.

that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	that on the date of issuance of any of the Common Shares the Company will have sufficient authorised but unissued common shares; and

2.8.

that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority dated 2 December 2002 will not have been revoked or amended at the time of issuance of any Common Shares.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.

This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority under the Companies Act 1981, or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2.

When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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